UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2011

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

The information regarding the results of operations and financial condition of Navistar International Corporation (the “Company”) responsive to this Item 2.02, and contained in Exhibit 99.1 filed herewith, is incorporated into this Item 2.02 by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On September 6, 2011, the Company filed its Quarterly Report on Form 10-Q for the period ended July 31, 2011 with the Securities and Exchange Commission. The Company’s press release announcing the filing is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Navistar International Corporation, the nation’s largest combined commercial truck, school bus and mid-range diesel engine producer, previously announced that it will present via live web cast its fiscal 2011 third quarter financial results on Wednesday, September 7th. A live web cast is scheduled at approximately 10:00 AM ET. Speakers on the web cast will include Daniel C. Ustian, Chairman, President and Chief Executive Officer, A. J. Cederoth, Executive Vice President and Chief Financial Officer, and other Company leaders. Copies of the slides containing financial and operating information to be used as part of the web cast are attached as Exhibit 99.2 to this Current Report and are incorporated by reference herein.

The web cast can be accessed through a link on the investor relations page of the Company’s web site at http://ir.navistar.com/events.cfm. Investors are advised to log on to the website at least 15 minutes prior to the start of the web cast to allow sufficient time for downloading any necessary software. The web cast will be available for replay at the same address approximately three hours following its conclusion, and will remain available for a period of 10 days.

ITEM 8.01	OTHER EVENTS

On September 6, 2011, a special committee of the Board of Directors of the Company authorized a share repurchase program for the Company to acquire from time to time ending on or before March 15, 2012 up to $175 million worth of the Company’s common stock in the open market or in any private transaction. This share repurchase program will be executed in accordance with applicable laws, rules and regulations and is in addition to the Company’s previously announced share repurchase program of $25 million on December 22, 2010. The Company intends to consummate these repurchases using excess cash reserves and to execute the majority of the $175 million repurchase through an accelerated share repurchase program.

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The Company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release

99.2	Slide Presentation for Third Quarter Financial Results Web Cast to be held on September 7th

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors, of our Form 10-K for the fiscal year ended October 31, 2010, which was filed on December 21, 2010 and Part II, Item 1A, Risk Factors, included within our Form 10-Q for the period ended July 31, 2011, which was filed on September 7, 2011. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: September 7, 2011	/s/ Andrew J. Cederoth
Andrew J. Cederoth Executive Vice President and Chief Financial Officer